UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 29, 2007

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2007, DPL Inc. (the “Company”) issued a press release announcing that Patricia K. Swanke, formerly Vice President, Service Operations, was promoted to President, Power Production of the Company and The Dayton Power and Light Company (“DP&L”).  She will assume responsibilities for operation and planning for the Company’s and DP&L’s approximately 4,400 megawatts of generation.  W. Steven Wolff, the former President, Power Production, has left the Company to pursue other opportunities.  The Company also announced the promotion of Scott J. Kelly, formerly Director, Service Operations, to Vice President, Service Operations for the Company and DP&L, replacing Ms. Swanke.  Mr. Kelly will be responsible for electric transmission and distribution operations serving 500,000 customers.  The Company also announced other organizational changes including the following:  John J. Gillen, Senior Vice President and Chief Financial Officer recently added the responsibilities of Information Technology, Purchasing and Corporate Development; Joseph R. Boni III, Treasurer, has assumed responsibility for Investor Relations; Arthur G. Meyer, Vice President, has assumed responsibility for Environmental Management and Community Relations; and Daniel J. McCabe, Vice President, Human Resources, is responsible for performance management, employee development, succession planning, staffing and recruiting, labor relations, and compensation and benefit programs.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of DPL Inc., dated March 29, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.
Date: March 30, 2007
/s/ MIGGIE E. CRAMBLIT
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Paper (P) or
Exhibit No.	Description	Electronic (E)

99.1	Press Release of DPL Inc., dated March 29, 2007.	E